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                                                                    EXHIBIT 4.47
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                             ILLINOIS POWER COMPANY

                                       TO

                         HARRIS TRUST AND SAVINGS BANK,

                                   AS TRUSTEE





                             SUPPLEMENTAL INDENTURE

                           DATED AS OF OCTOBER 1, 1998


                                       TO


                  GENERAL MORTGAGE INDENTURE AND DEED OF TRUST

                          DATED AS OF NOVEMBER 1, 1992

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SUPPLEMENTAL INDENTURE, dated as of October 1, 1998 (the "Supplemental
Indenture"), made by and between ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company"), party of the first part, and HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois (the "Trustee"), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, hereinafter mentioned, party of the second part;

         WHEREAS, Illinois Development Finance Authority, a political subdivision and body politic and corporate, duly organized and validly existing under and by virtue of the Constitution and laws of the State of Illinois ("IDFA") issued its Adjustable Rate Pollution Control Revenue Refunding Bonds in the aggregate principal amount of $111,770,000 in three series consisting of (i) $51,770,000 aggregate principal amount of Adjustable Rate Pollution Control Revenue Refunding Bonds, 1993 Series A (Illinois Power Company Project) (the "Series A IDFA Bonds"), (ii) $30,000,000 aggregate principal amount of Adjustable Rate Pollution Control Revenue Refunding Bonds, 1993 Series B (Illinois Power Company Project) (the "Series B IDFA Bonds"), and (iii) $30,000,000 aggregate principal amount of Adjustable Rate Pollution Control Revenue Refunding Bonds, 1993 Series C (Illinois Power Company Project) (the "Series C IDFA Bonds") (the Series A IDFA Bonds, Series B IDFA Bonds and Series C IDFA Bonds shall collectively be referred to as the "Related IDFA Bonds") and lent the proceeds of the issuance of the Related IDFA Bonds to the Company pursuant to three separate Loan Agreements each dated as of November 1, 1993 (individually as from time to time amended or modified, a "Loan Agreement" and collectively, the "Loan Agreements"), to assist the Company in the refunding of certain prior IDFA Pollution Control Revenue Bonds on or about December 15, 1993.

         WHEREAS, the Series A IDFA Bonds, Series B IDFA Bonds and Series C IDFA Bonds were issued by IDFA pursuant to three separate Indentures of Trust (as from time to time amended or modified, the "IDFA Series A Indenture," the "IDFA Series B Indenture" and the "IDFA Series C Indenture," respectively), each dated as of November 1, 1993 between IDFA and The Chase Manhattan Bank (formerly known as Chemical Bank) as Trustee under each such Indenture (together with any successor in such capacity, the "IDFA Indenture Trustee"), each of which was initially secured by three separate letters of credit (as from time to time amended, modified or replaced, the "Series A Letter of Credit," the "Series B Letter of Credit" and the "Series C Letter of Credit," respectively, and collectively, the "Letters of Credit") from Canadian Imperial Bank of Commerce, acting by and through its New York Agency ("CIBC") issued pursuant to three separate Reimbursement Agreements dated as of November 1, 1993 between the Company and CIBC (as from time to time amended or modified, the "Series A Reimbursement Agreement," the "Series B Reimbursement Agreement" and the "Series C Reimbursement Agreement," respectively, and collectively, the "Reimbursement Agreements"); and

         WHEREAS, the Series A Letter of Credit allows the IDFA Indenture Trustee to draw up to $54,535,795 for payment of principal and interest on the Series A IDFA Bonds (the "Series A Stated Amount"), the Series B Letter of Credit allows the IDFA Indenture Trustee to draw up to


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$31,602,740 for payment of principal and interest on the Series B IDFA Bonds
(the "Series B Stated Amount"), and the Series C Letter of Credit allows the IDFA Indenture Trustee to draw up to $31,602,740 for payment of principal and interest on the Series C IDFA Bonds (the "Series C Stated Amount");

         WHEREAS, the Company has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 as from time to time amended (the "Indenture"), to the Trustee, for the security of the Bonds of the Company issued and to be issued thereunder (the "Bonds"); and

         WHEREAS, the Company created three new series of Bonds under the Indenture and a Supplemental Indenture dated as of November 1, 1993 (the "November 1, 1993 Supplemental Indenture") known as New Mortgage Bonds, Pollution Control Series M (the "Pollution Control Series M Bonds"), New Mortgage Bonds, Pollution Control Series N (the "Pollution Control Series N Bonds") and the New Mortgage Bonds, Pollution Control Series O (the "Pollution Control Series O Bonds") to secure its obligations under the Reimbursement Agreements;

         WHEREAS, effective as of November 10, 1998, the Letters of Credit will be replaced by three separate letters of credit (as from time to time amended, modified or replaced, the "Series A ABN AMRO Letter of Credit," the "Series B ABN AMRO Letter of Credit," and the "Series C ABN AMRO Letter of Credit," respectively, and collectively, the "ABN AMRO Letters of Credit") from ABN AMRO Bank N.V. ("ABN AMRO") issued pursuant to three separate Reimbursement Agreements dated as of October 1, 1998 between the Company and ABN AMRO (as from time to time amended or modified, the "Series A ABN AMRO Reimbursement Agreement," the "Series B ABN AMRO Reimbursement Agreement" and the "Series C ABN AMRO Reimbursement Agreement," respectively, and collectively, the "ABN AMRO Reimbursement Agreements");

         WHEREAS, the Company, with the consent of CIBC and the Trustee, desires to amend the November 1, 1993 Supplemental Indenture to reflect that, effective as of November 10, 1998, the Letters of Credit will be replaced by the ABN AMRO Letters of Credit and that the Pollution Control Series M Bonds, the Pollution Control Series N Bonds and Pollution Control Series O Bonds will hereafter secure the Company's obligations under the Reimbursement Agreements and the ABN AMRO Reimbursement Agreements;

         WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

         WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;



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         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         THAT Illinois Power Company, in consideration of the purchase and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:

                                   ARTICLE I.

            AMENDMENT OF THE NOVEMBER 1, 1993 SUPPLEMENTAL INDENTURE.

         SECTION 1. The November 1, 1993 Supplemental Indenture is hereby amended to provide that, effective as of November 10, 1998:

         (a) All references to the "Series A Letter of Credit" shall also be deemed to be references to the "Series A ABN AMRO Letter of Credit (or any successor letter of credit)";

         (b) All references to the "Series B Letter of Credit" shall also be deemed to be references to the "Series B ABN AMRO Letter of Credit (or any successor letter of credit)";

         (c) All references to the "Series C Letter of Credit" shall also be deemed to be references to the "Series C ABN AMRO Letter of Credit (or any successor letter of credit)";

         (d) All references to the "Series A Reimbursement Agreement" shall also be deemed to be references to the "Series A ABN AMRO Reimbursement Agreement (or any successor reimbursement agreement)";

         (e) All references to the "Series B Reimbursement Agreement" shall also be deemed to be references to the "Series B ABN AMRO Reimbursement Agreement (or any successor reimbursement agreement)";

         (f) All references to the "Series C Reimbursement Agreement" shall also be deemed to be references to the "Series C ABN AMRO Reimbursement Agreement (or any successor reimbursement agreement)"; and

         (g) All references to "CIBC" in Articles I, II and III of the November 1, 1993 Supplemental Indenture shall also be deemed to be references to "ABN AMRO (or any successor letter of credit bank)".



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                                  ARTICLE II.

                                  THE TRUSTEE.

         The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                                  ARTICLE III.

                            MISCELLANEOUS PROVISIONS.

         This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.






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         IN WITNESS WHEREOF, said Illinois Power Company has caused this
Supplemental Indenture to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by an Authorized Executive Officer as defined in the Indenture; and said Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; all as of the first day of October, 1998.

                                       ILLINOIS POWER COMPANY

                                       By   /s/ Eric B. Weekes
                                          _____________________________
                                            Eric B. Weekes
                                            Treasurer



(CORPORATE SEAL)


ATTEST:

  /s/ Sondra Cooprider
______________________________________
   Sondra Cooprider
   Assistant Corporate Secretary


                                       HARRIS TRUST AND SAVINGS BANK, Trustee

                                       By    /s/ J. Bartolini
                                           _____________________________
                                            J. Bartolini
                                            Vice President


(CORPORATE SEAL)


ATTEST:

  /s/ D. Donovan
______________________________________
D. Donovan
Assistant Secretary




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STATE OF ILLINOIS          )
COUNTY OF MACON            )ss.:

         BE IT REMEMBERED, that on this 1st day of October, 1998, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Eric B. Weekes, Treasurer, and Sondra Cooprider, Assistant Corporate Secretary, of Illinois Power Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers and as the free and voluntary act of said Illinois Power Company for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

                                          ______________________________________
                                          Notary Public, Macon County, Illinois

My Commission Expires on ________________.

(NOTARIAL SEAL)



STATE OF ILLINOIS          )
COUNTY OF COOK             )ss.:

         BE IT REMEMBERED, that on this 2nd day of October, 1998, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came J. Bartolini, Vice President, and D. Donovan, Assistant Secretary, of Harris Trust and Savings Bank, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said Harris Trust and Savings Bank for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.:


                                          ______________________________________
                                           Notary Public, Cook County, Illinois
My Commission Expires on _______________.

(NOTARIAL SEAL)

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Return To:                                     This Instrument Was Prepared By:
         ILLINOIS POWER COMPANY                     Schiff Hardin & Waite
         Real Estate Dept. F-14                     6600 Sears Tower
         500 S. 27th Street                         233 South Wacker Drive
         Decatur, IL 62525                          Chicago, IL 60606








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